UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2014

ALERE INC.

(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453

(Address of Principal Executive Offices) (Zip Code)

(781) 647-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2014, the board of directors of Alere Inc. (the “Company”) elected Namal Nawana as the Company’s Chief Executive Officer and President, removing the interim status previously assigned to his service in those roles. On the same date, the board of directors of the Company also elected Mr. Nawana to serve as a member of the board of directors for a term expiring at the Company’s next annual meeting of stockholders. To accommodate Mr. Nawana’s appointment, the size of the board of directors was increased from 10 members to 11 members.

In connection with Mr. Nawana’s election as CEO, the Compensation Committee of the board of directors approved, and Mr. Nawana accepted, the following compensation package:

•	base salary at the annual rate of $1,050,000;

•	a cash bonus of $500,000 payable in January 2015 covering service as Interim CEO/CEO for the partial year 2014;

•	a target bonus opportunity for 2015 equal to 100% of his annual base salary, with a minimum payout of 50% of his annual base salary and a maximum payout of 150%;

•	a grant of 50,000 restricted stock units (“RSUs”);

•	a grant of 100,000 nonqualified stock options (“Options”); and

•	a grant of 150,000 performance stock units (“PSUs”).

While the compensation package was intended by the Compensation Committee to serve as an inducement offer, the Committee also determined that the package would be in lieu of participation in any other annual incentive compensation plan to be implemented for executives of the Company for fiscal year 2015.

The grants of the RSUs, Options, and PSUs have been approved by the Compensation Committee. The RSUs and Options will be granted as of October 31, 2014 under the Company’s 2010 Stock Option and Incentive Plan, while the Committee has approved the granting of the PSUs under that plan upon the Committee’s establishment of the applicable performance targets. The RSUs vest one-third on the first anniversary of the date of grant, one-third on the second anniversary of the date of grant and one-third on the third anniversary of the date of grant, in each case only if Mr. Nawana remains employed by the Company on that date. The Options vest one-quarter on the first anniversary of the date of grant, one-quarter on the second anniversary of the date of grant, one-quarter on the third anniversary of the date of grant and one-quarter on the fourth anniversary of the date of grant, in each case only if Mr. Nawana remains employed by the Company on that date. The Options will have an exercise price equal to the closing price of the Company’s common stock on the date of grant and will otherwise have terms consistent with prior grants of stock options by the Company to its executives. The PSUs, which the Compensation Committee has agreed to grant, are expected to vest one-third based on targets applicable to fiscal year 2015 performance, one-third based on targets applicable to fiscal year 2016 performance and one-third based on targets applicable to fiscal year 2017 performance, all provided Mr. Nawana remains employed by the Company at each applicable vesting date. The RSUs provide for vesting in full if Mr. Nawana’s employment is terminated by the Company without cause (as defined in the RSUs) or by Mr. Nawana with good reason (as defined in the RSUs) during the twelve (12) months following a change of control (as defined in the RSUs). The PSUs are expected to provide that, in the event of a change of control (as defined in the PSUs), (i) the PSUs will continue to vest based solely on continued employment and without regard to achievement of the performance targets and (ii) the PSUs will vest in full if Mr. Nawana’s employment is terminated by the Company without cause (as defined in the PSUs) or by Mr. Nawana with good reason (as defined in the PSUs) during the twelve (12) months following such change of control.

In addition as of October 27, 2014, Mr. Nawana, David Teitel, CFO, and 23 other Company executives, including each of the Company’s executive officers, entered into change of control severance agreements with the Company, each substantially in the form attached hereto as Exhibit 10.1. These agreements generally provide that, upon termination of the executive’s employment by the Company without cause (as defined in the agreement) or by the executive with good reason (as defined in the agreement) during the twelve (12) months following a change of control (as defined in the agreement), (i) the Company shall pay to such executive eighteen (18) months’ base annual salary at the highest rate in effect at any time during the twelve (12) months immediately preceding his or her termination, (ii) the Company shall pay such executive’s health insurance premiums (less the active employee cost of such coverage) for a period of eighteen (18) months, (iii) all outstanding equity-based compensation awards granted to the executive shall become exercisable and vest in full and all restrictions thereon shall lapse, (iv) any cash component of any awards granted to the executive under any Company executive incentive plan shall become vested in full and become immediately payable to the executive, (v) the executive will receive three (3) months of outplacement support services from an executive placement firm, (vi) the executive will be released from all non-competition obligations under any agreement with the Company and (vii) if any payments to the executive constitute “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then the Company shall pay to the executive a gross-up payment such that the net amount received by the executive, after the deduction of applicable taxes, will be equal to the amount that the executive is otherwise entitled to receive under the terms of the agreement. The executive will also be entitled to the foregoing benefits, without any termination of employment, if the Company fails to obtain a written agreement from any successor of the Company to assume and perform the Company’s obligations under the agreement and to deliver such agreement to the executive prior to the succession. The Company’s obligation to provide the foregoing benefits is subject to the effectiveness of a release of claims executed by the executive in favor of the Company. A change of control includes, among other things, a change of the majority of the Board of Directors as a result of a proxy contest, unless the election or nomination of the new directors has been approved by a majority vote of the Board of Directors in office at the time of the proxy contest. The agreement further provides that the Company will indemnify the executive to the fullest extent permitted by law, including by reason of the executive’s service as a director, officer, employee, agent or fiduciary of the Company or certain other enterprises, and including the payment of expenses incurred by or on behalf of the executive in connection with any threatened, pending or completed action, suit, investigation or other proceeding, whether or not by or in the right of the Company.

The foregoing summary of the form of executive change of control severance agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the agreement, the terms of which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1*	Form of Change of Control Agreement between the Company and various executive officers.

*	Management contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.

Date: October 28, 2014	By:	/s/ Jay McNamara
Jay McNamara
Senior Counsel, Corporate & Finance, and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Form of Change of Control Agreement between the Company and various executive officers.

*	Management contract.